UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2011

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Effective April 29, 2011, TIB Bank (the “Bank”), a corporation organized under the laws of the State of Florida and wholly owned subsidiary of TIB Financial Corp. (the “Company”), a corporation organized under the laws of the State of Florida, merged (the “Merger”) with and into NAFH National Bank (“NAFH Bank”), a national banking association and wholly owned subsidiary of North American Financial Holdings, Inc. (“NAFH”), a Delaware corporation, with NAFH Bank as the surviving entity.  NAFH is the owner of approximately 97% of the Company’s common stock.  In addition, five of the Company’s seven directors, and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer are affiliated with NAFH.

NAFH Bank was formed on July 16, 2010 in connection with the purchase and assumption of the operations of three banks – Metro Bank of Dade County (Miami, Florida), Turnberry Bank (Aventura, Florida) and First National Bank of the South (Spartanburg, South Carolina) – from the Federal Deposit Insurance Corporation (the “FDIC”). On July 16, 2010, NAFH Bank acquired assets of approximately $1.4 billion and assumed deposits of approximately $1.2 billion in the transactions with the FDIC.  As of December 31, 2010, NAFH Bank had total assets of $1.2 billion and total deposits of $893 million.  Prior to the Merger, NAFH Bank operated 23 branches, with 10 branches in South Florida and 13 branches in South Carolina.  NAFH Bank is a party to loss sharing agreements with the FDIC covering the large majority of the loans it acquired from the FDIC.

The Merger occurred pursuant to the terms of an Agreement of Merger entered into by and between the Bank and NAFH Bank, dated as of April 27, 2011 (the “Merger Agreement”).  In the Merger, each share of Bank common stock was converted into the right to receive shares of NAFH Bank common stock.  As a result of the Merger, the Company now owns approximately 53% of NAFH Bank, with NAFH owning the remaining 47%.  The Merger Agreement provides that, on or prior to May 15, 2011, the exchange ratio at which shares of TIB Bank were exchanged for shares of NAFH Bank will be adjusted (and NAFH Bank shall either issue additional shares to the Company or cancel shares issued in the Merger to the Company, as applicable) to ensure that it reflects the ratio of the tangible book value per share of TIB Bank to the tangible book value per share of NAFH Bank, in each case as of March 31, 2011.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than July 13, 2011.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than July 13, 2011.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement of Merger of TIB Bank with and into NAFH National Bank, by and between NAFH National Bank and TIB Bank, dated as of April 27, 2011 (Exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: May 3, 2011	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer